As filed with the Securities and Exchange Commission on November
30, 1995

                                             Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             __________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                          Tredegar Industries, Inc.
             (Exact name of issuer as specified in its charter)

              VIRGINIA                                    54-1497771
      (State of incorporation)                       (I.R.S. Employer
                                                     Identification No.)

                            1100 Boulders Parkway
                          Richmond, Virginia  23225
                  (Address of principal executive offices)
                             ___________________

         SAVINGS PLAN FOR THE EMPLOYEES OF TREDEGAR INDUSTRIES, INC.
                          (Full title of the plan)
                             ___________________

                  Norman A. Scher, Executive Vice President
                     Nancy M. Taylor, Corporate Counsel
                          Tredegar Industries, Inc.
                            1100 Boulders Parkway
                          Richmond, Virginia  23225
                               (804) 330-1000
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                               With copies to:

                        C. Porter Vaughan, III, Esq.
                              Hunton & Williams
                            951 East Byrd Street
                          Richmond, Virginia 23219

                       CALCULATION OF REGISTRATION FEE


                                   Proposed         Proposed
Title of                           maximum          maximum
securities       Amount            offering         aggregate   Amount of
to be            to be             price per        offering    registration
registered       registered        share            price       fee

Common Stock     500,000(*)        $30.9375(**)     $15,468,750 $5,334.04

*Pursuant to Rule 429(b) under the Securities Act of 1933, this registration statement covers 139,189 shares of common stock and related Plan interests registered pursuant to Registration Statement No. 33-47800, as amended, and being carried forward, and for which a filing fee of $731.29 was previously paid.

**Estimated solely for the purpose of determining the Registration Fee and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on November 24, 1995, as reported in The Wall Street Journal.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

      Not required to be filed with the Securities and Exchange
Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
Information.

      Not required to be filed with the Commission.


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by Tredegar Industries, Inc. (the "Company") with the Commission (file No. 1-10258) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995; (iii) the Annual Report on Form 11-K of the Savings Plan for the Employees of Tredegar Industries, Inc. for the year ended December 31, 1994; and (iv) the Company's Form 10, as amended, dated May 17, 1989, containing a description of the Company's Common Stock (the "Common Stock").

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      As permitted by the Virginia Stock Corporation Act, the Amended and Restated Articles of Incorporation of the Company (the "Articles") eliminate all liability of the Company's directors and officers for monetary damages to the Company or its shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles also require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to the Company as a director or officer or (ii) his service as director, officer, trustee or partner to some other enterprise at the request of the Company, except in the event of willful misconduct or a knowing violation of the criminal law.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1 Amended and Restated Articles of Incorporation of the Company (Incorporated herein by reference from Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1989).

4.2 Bylaws of the Company (Incorporated herein by reference from Exhibit 3 of the Company's
                 Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

5 The Registrant has submitted the Plan and will submit any amendments thereto, to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

23.1             Consent of Plott & Walton, PC (filed herewith).

23.2 Consent of Coopers & Lybrand L.L.P. (filed herewith).

24               Powers of Attorney (contained herein).

Item 9.  Undertakings

      (a)   The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

                 (i)         To include any prospectus required by
                             Section 10(a)(3) of the Securities Act
                             of 1933, as amended (the "Securities
                             Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                             POWERS OF ATTORNEY

      Each person whose signature appears below hereby authorizes the agents for service named in the Registration Statement, as attorney-in-fact, to sign on his or her behalf individually and in each capacity stated below and to file all amendments, including any post-effective amendment, to the Registration Statement and Tredegar Industries, Inc. and the Plan each hereby confers like authority to sign and file on its behalf.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 20th day of November, 1995.

                                   TREDEGAR INDUSTRIES, INC.


                                   By  /s/ John D. Gottwald
                                       John D. Gottwald, President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of November, 1995.

      Signature                               Title

/s/ John D. Gottwald                    President and Director
  (John D. Gottwald)                    (Principal Executive Officer)


/s/ N. A. Scher                         Executive Vice President,
  (Norman A. Scher)                     Treasurer and Director
                                        (Principal Financial Officer)


/s/ D. Andrew Edwards                   Corporate Controller
  (D. Andrew Edwards)                   (Principal Accounting Officer)


/s/ R. W. Goodrum                       Executive Vice President and
  (Richard W. Goodrum)                  Director
                                        (Principal Operating Officer)


/s/ Austin Brockenbrough, III           Director
  (Austin Brockenbrough, III)


/s/ Phyllis Cothran                     Director
  (Phyllis Cothran)


/s/ Bruce C. Gottwald                   Director
  (Bruce C. Gottwald)


/s/ Floyd D. Gottwald, Jr.              Director
  (Floyd D. Gottwald, Jr.)


                                        Director
  (Andre B. Lacy)


/s/ Emmett J. Rice                      Director
  (Emmett J. Rice)


/s/ W. Thomas Rice                      Director
  (W. Thomas Rice)

      Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, a member of the Committee for the administration of the Plan, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 20th day of November, 1995.

                                   SAVINGS PLAN FOR THE EMPLOYEES OF
                                     TREDEGAR INDUSTRIES, INC.


                                   By  /s/ N. A. Scher
                                       Norman A. Scher
                                       Member of the Committee

                                EXHIBIT INDEX

                                                          Sequentially
Exhibit No.                      Description               Number Page

4.1              Amended and Restated Articles of
                 Incorporation of the Company
                 (Incorporated herein by reference
                 from Exhibit 3.1 of the Company's
                 Annual Report on Form 10-K for the
                 year ended December 31, 1989).

4.2              Bylaws of the Company (Incorporated
                 herein by reference from Exhibit 3
                 of the Company's Quarterly Report
                 on Form 10-Q for the quarter ended
                 September 30, 1995).

5 The Registrant has submitted the Plan and will submit any amendments thereto, to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

23.1             Consent of Plott & Walton, PC
                 (filed herewith).

23.2             Consent of Coopers & Lybrand L.L.P.
                 (filed herewith).

24               Powers of Attorney (contained
                 herein).